Schedule I

PLACEMENT AGENCY AGREEMENT

Wells Fargo Master Trust

Master Trust Portfolios

C&B Large Cap Value Portfolio

Disciplined Growth Portfolio

Disciplined Value Portfolio

Diversified Fixed Income Portfolio

Diversified Large Cap Growth Portfolio

Diversified Stock Portfolio

Emerging Growth Portfolio

Equity Value Portfolio

Index Portfolio

Inflation-Protected Bond Portfolio

International Equity Portfolio

International Index Portfolio

International Growth Portfolio

International Value Portfolio

Large Cap Appreciation Portfolio

Large Company Growth Portfolio

Managed Fixed Income Portfolio

Short-Term Investment Portfolio

Small Cap Index Portfolio

Small Company Growth Portfolio

Small Company Value Portfolio

Stable Income Portfolio

Strategic Small Cap Value Portfolio

Total Return Bond Portfolio

Most recent annual approval by the Board of Trustees: March 26, 2010

Schedule I amended: November 16, 2010

On November 16, 2010, the Board of Trustees of Wells Fargo Master Trust approved an Agreement of Plan and Reorganization for the consolidation of the Disciplined Growth Portfolio into the newly created Diversified Large Cap Growth Portfolio, effective in the first quarter 2011.

2 On November 16, 2010, the Board of Trustees of Wells Fargo Master Trust approved the establishment of a new portfolio: Diversified Large Cap Growth Portfolio.  The new portfolio will become effective in the first quarter 2011.

3 On November 16, 2010, the Board of Trustees of Wells Fargo Master Trust approved an Agreement of Plan and Reorganization for the consolidation of the Large Cap Appreciation Portfolio into the newly created Diversified Large Cap Growth Portfolio, effective in the first quarter 2011.

4 On November 16, 2010, the Board of Trustees of Wells Fargo Master Trust approved an Agreement of Plan and Reorganization for the consolidation of the Large Company Growth Portfolio into the newly created Diversified Large Cap Growth Portfolio, effective in the first quarter 2011.

5 On November 16, 2010, the Board of Trustees of Wells Fargo Master Trust approved a Plan of Liquidation and Termination  to effectuate the liquidation of the Small Cap Index Portfolio, effective in the first quarter 2011.

6 On November 16, 2010, the Board of Trustees of Wells Fargo Master Trust approved the name change of the Strategic Small Cap Value Portfolio to the Small Cap Value Portfolio effective in the first quarter 2011.

On November 16, 2010, the Board of Trustees of Wells Fargo Master Trust approved an Agreement of Plan and Reorganization for the consolidation of the Disciplined Growth Portfolio into the newly created Diversified Large Cap Growth Portfolio, effective in the first quarter 2011.

On November 16, 2010, the Board of Trustees of Wells Fargo Master Trust approved the establishment of a new portfolio: Diversified Large Cap Growth Portfolio.  The new portfolio will become effective in the first quarter 2011.

On November 16, 2010, the Board of Trustees of Wells Fargo Master Trust approved an Agreement of Plan and Reorganization for the consolidation of the Large Cap Appreciation Portfolio into the newly created Diversified Large Cap Growth Portfolio, effective in the first quarter 2011.

On November 16, 2010, the Board of Trustees of Wells Fargo Master Trust approved an Agreement of Plan and Reorganization for the consolidation of the Large Company Growth Portfolio into the newly created Diversified Large Cap Growth Portfolio, effective in the first quarter 2011.

On November 16, 2010, the Board of Trustees of Wells Fargo Master Trust approved a Plan of Liquidation and Termination  to effectuate the liquidation of the Small Cap Index Portfolio, effective in the first quarter 2011.

On November 16, 2010, the Board of Trustees of Wells Fargo Master Trust approved the name change of the Strategic Small Cap Value Portfolio to the Small Cap Value Portfolio effective in the first quarter 2011.